Exhibit 99.1

For Immediate Release

Investor Contact:

MKR Group Inc.

Todd Kehrli or Jim Byers

(323) 468-2300

meet@mkr-group.com

MeetMe Reports Second Quarter 2015 Financial Results

Mobile Revenue Increased 47% Year Over Year

Adjusted EBITDA Increased 288% Year Over Year

Adjusted EBITDA Margin of 26%

NEW HOPE, Pa., July 30, 2015 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today reported financial results for its second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights

●	Mobile revenue was $8.3 million, up 47% from the second quarter of 2014.
●	Mobile revenue represented 75% of total revenue, the highest in MeetMe’s history.
●	Total revenue was $11.1 million, up 4% from the second quarter of 2014.
●

Adjusted EBITDA was $2.9 million or a 26% margin, an increase of 288% year over year. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Net income was $1.2 million compared to a net loss of $1.4 million for the second quarter of 2014.
●	Cash and Cash Equivalents totaled $16.2 million at June 30, 2015.

Geoff Cook, Chief Executive Officer of MeetMe, stated, “Mobile engagement continued to grow during the second quarter, with our mobile daily active users increasing 26% year over year and our total mobile monthly users increasing 42% year over year. We also achieved multiple milestones during the quarter, including surpassing 25 million chats in a single day, up more than 100% from a year ago, and reaching 20 million installs of our flagship Android app. Additionally, we saw increased international growth, with approximately 20,000 new international users joining every day during the quarter, up more than 100% versus a year ago.

During the quarter, we successfully transitioned our mobile advertising inventory management to an in-house solution and have benefited from this change with much stronger click-through-rates and increased mobile revenue. From July 1 through July 26, our click-through-rate (CTR) increased 62% over the average in April, the month in which we began making mobile ad logic changes. During the same period our daily mobile app ad revenue increased 50%. By optimizing for the performance of our mobile advertising, we believe we have substantially increased the overall value of our inventory.”

David Clark, Chief Financial Officer of MeetMe, added, “With continued growth in mobile engagement, our mobile revenue during the quarter increased 47% on a year-over-year basis. Mobile revenue represented 75% of our total quarterly revenue, the highest percentage in our history and up from 53% in the year ago quarter. We also significantly increased adjusted EBITDA on a year-over-year basis to $2.9 million, resulting in a 26% adjusted EBITDA margin.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss second quarter 2015 financial results today, July 30, 2015 at 10:30 a.m. Eastern time. To access the call dial 877-419-6591 (+1 719-325-4755 outside the United States) and when prompted provide the participant passcode 9080523 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether we will continue to benefit from transitioning our mobile advertising to an in-house solution, whether CPMs and click-through-rates will continue to strengthen, whether our CTR and daily mobile app revenue will continue to increase, whether mobile revenue will continue to increase, whether reducing lower quality ad units and running more higher-performing ones increase, or will continue to increase, the overall value of our ad inventory. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2014 and the Current Report on Form 8-K filed with the SEC on June 3, 2015. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, change in warrant liability, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses, loss on cumulative foreign currency translation adjustment, gain on sale of asset, and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,191,072	$17,041,050
Accounts receivable, net of allowance of $368,000 and $586,000, at June 30, 2015 and December 31, 2014, respectively	11,106,887	9,045,269
Prepaid expenses and other current assets	967,098	790,031
Total current assets	28,265,057	26,876,350

Goodwill	70,646,036	70,646,036
Property and equipment, net	2,722,770	2,458,897
Intangible assets, net	2,035,998	2,894,330
Other assets	314,068	338,146
TOTAL ASSETS	$103,983,929	$103,213,759

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,679,353	$2,985,259
Accrued liabilities	2,730,300	3,249,404
Current portion of capital lease obligations	540,235	872,761
Current portion of long-term debt	1,733,446	2,068,326
Deferred revenue	214,710	218,484
Total current liabilities	6,898,044	9,394,234

Long-term capital lease obligation, less current portion, net	372,892	587,416
Long-term debt, less current portion, net	-	556,612
Other liabilities	457,850	418,530
TOTAL LIABILITIES	$7,728,786	$10,956,792

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, authorized - 5,000,000 Shares; Convertible Preferred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 1,000,000 shares issued and outstanding at June 30, 2015 and December 31, 2014	$1,000	$1,000
Common stock, $.001 par value; authorized - 100,000,000 Shares; 45,462,637 and 44,910,034 issued and outstanding at June 30, 2015 and December 31, 2014	45,466	44,914
Additional paid-in capital	298,348,932	297,001,168
Accumulated deficit	(202,140,255)	(204,072,240)
Accumulated other comprehensive loss	-	(717,875)
TOTAL STOCKHOLDERS' EQUITY	96,255,143	92,256,967

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$103,983,929	$103,213,759

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$11,086,878	$10,687,330	$22,715,854	$20,190,834

Operating Costs and Expenses:
Sales and marketing	1,094,068	1,935,678	2,309,388	4,094,766
Product development and content	6,083,455	6,855,739	12,403,259	13,713,179
General and administrative	1,774,991	2,194,138	3,394,895	4,123,783
Depreciation and amortization	801,260	1,079,932	1,617,175	2,165,391
Restructuring costs	-	-	-	120,202
Total Operating Costs and Expenses	9,753,774	12,065,487	19,724,717	24,217,321

Income (Loss) from Operations	1,333,104	(1,378,157)	2,991,137	(4,026,487)

Other Income (Expense):
Interest income	5,244	549	10,430	1,715
Interest expense	(122,989)	(241,643)	(281,855)	(661,886)
Change in warrant liability	56,408	181,493	(39,320)	(174,461)
Gain (loss) on cumulative foreign currency translation adjustment	11,614	-	(783,090)	-
Gain on sale of asset	-	-	163,333	-
Total Other Income (Expense)	(49,723)	(59,601)	(930,502)	(834,632)

Income (loss) before Income Taxes	1,283,381	(1,437,758)	2,060,635	(4,861,119)
Income taxes	(73,450)	-	(128,650)	-
Net Income (Loss)	$1,209,931	$(1,437,758)	$1,931,985	$(4,861,119)
Preferred stock dividends	-	-	-	-
Net Income (Loss) Allocable to Common Stockholders	$1,209,931	$(1,437,758)	$1,931,985	$(4,861,119)

Basic and diluted income (loss) per common stockholders:
Basic income (loss) per common stockholders	$0.03	$(0.04)	$0.04	$(0.13)
Diluted income (loss) per common stockholders	$0.02	$(0.04)	$0.04	$(0.13)

Weighted average shares outstanding:
Basic	45,191,563	38,798,706	45,051,576	38,649,766
Diluted	49,022,622	38,798,706	48,625,068	38,649,766

Net Income (Loss)	$1,209,931	$(1,437,758)	$1,931,985	$(4,861,119)
Foreign currency translation adjustment	-	12,573	-	40,274
Comprehensive Income (Loss)	$1,209,931	$(1,425,185)	$1,931,985	$(4,820,845)

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Net Income (Loss) Allocable to Common Stockholders	$1,209,931	$(1,437,758)	$1,931,985	$(4,861,119)

Interest expense	122,989	241,643	281,855	661,886
Depreciation and amortization	801,260	1,079,932	1,617,175	2,165,391
Stock-based compensation expense	733,051	1,038,101	1,348,316	1,979,388
Change in warrant liability	(56,408)	(181,493)	39,320	174,461
Income taxes	73,450	-	128,650	-
Acquisition and restructuring costs	-	-	-	120,202
(Gain) loss on cumulative foreign currency translation adjustment	(11,614)	-	783,090	-
Gain on sale of asset	-	-	(163,333)	-
Adjusted EBITDA	$2,872,659	$740,425	$5,967,058	$240,209

GAAP basic net income (loss) per common stockholders	$0.03	$(0.04)	$0.04	$(0.13)
GAAP diluted net income (loss) per common stockholders	$0.02	$(0.04)	$0.04	$(0.13)
Basic adjusted EBITDA per common stockholders	$0.06	$0.02	$0.13	$0.01
Diluted adjusted EBITDA per common stockholders	$0.06	$0.02	$0.12	$0.01

Weighted average number of shares outstanding, Basic	45,191,563	38,798,706	45,051,576	38,649,766
Weighted average number of shares outstanding, Diluted	49,022,622	38,798,706	48,625,068	38,649,766